DWS Global Small Cap Growth Fund (Formally
DWS Globaly Opportunties Fund) - 10F-3
Transactions










May 1 - Octo 31-2010










Security Purchased
Cusip
Purchase/Trade
Date
Size of
Offering
Offering
Price of
Shares
Total Amt of
Offering
Amt of
shares
Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased From











Hisoft Technology Int-ADR
43358R108
6/30/2010

$10.00
$101,000,000.00
48,800
48.00%

CITI, DB, UBS,
COWEN, WEISEL
UBS
ChinaCache International Holdings, Ltd
16950M107
9/30/2010

$13.90
$60,000,000.00
8,056
19.00%

BACC, DB,
OPCO, PACIFIC
CREST
BAC
Gren Dot Corp
39304D102
7/21/2010

$36.00
$150,000,000.00
8,640
21.00%

JPM, MS, DB,
POPER, UBS
MS
Indofood CBP Sukses Makur TBK PT
4065841ZA
9/21/2010

$0.60
$700,000,000.00
380,700
0.03%

CS, DB, KIM,
MANDIR
CS

DWS Global Bond FD 10F-3
Transactions










May 1 - Octo 31-2010










Security Purchased
Cusip
Purchase/Trade
Date
Size of
Offering
Offering
Price of
Shares
Total Amt of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of Funds
Total Assets
Brokers
Purchased
From
Citigroup Inc
172967ff3
8/2/2010

99
2,250,000,000
1,300,000
0.06

CITI, DB, GS, RBC, UBS,
ALADDIN, BNP, CS,
INTESABCI, RBC, SOCIETE,
SUNTRST, TD, UNICREDIT,
WILLIAMS
CITI